Exhibit 99.2

Ingenious Paragon Global Limited

Condensed Consolidated Financial Statements
For the three and nine months ended
September 30, 2009 and 2008
(Stated in US dollars)

Ingenious Paragon Global Limited
Condensed Consolidated Financial Statements
Three and nine months ended September 30, 2009 and 2008

Index to Condensed Consolidated Financial Statements

Pages

Condensed Consolidated Statements of Income and Comprehensive Income	1

Condensed Consolidated Balance Sheets	2 - 3

Condensed Consolidated Statements of Cash Flows	4 - 5

Notes to Condensed Consolidated Financial Statements	6 - 22

Ingenious Paragon Global Limited
Condensed Consolidated Statements of Income and Comprehensive Income
For the three and nine months ended September 30, 2009 and 2008
(Unaudited)
(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30		September 30
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Sales revenue	$33,867,191	$32,329,659	$99,473,445	$85,515,029
Cost of sales	24,705,066	24,447,968	72,944,350	63,331,372

Gross profit	9,162,125	7,881,691	26,529,095	22,183,657

Operating expenses
Administrative expenses	1,010,753	827,745	2,807,799	2,125,503
Research and development expenses	-	-	52,969	-
Selling expenses	913,163	607,683	2,577,153	1,458,392

	1,923,916	1,435,428	5,437,921	3,583,895

Income from operations	7,238,209	6,446,263	21,091,174	18,599,762
Interest income	56,811	9,377	65,902	28,813
Other income	70,754	39,355	70,754	69,087
Other expenses	(2,520)	(15,294)	(11,990)	(103,545)
Finance costs - Note 4	(489,758)	(318,778)	(1,090,930)	(988,436)

Income before income taxes	6,873,496	6,160,923	20,124,910	17,605,681
Income taxes - Note 5	(1,732,491)	(1,086,192)	(4,748,741)	(4,018,843)

Net income	$5,141,005	$5,074,731	$15,376,169	$13,586,838

Other comprehensive income
Foreign currency translation
Adjustments	47,707	50,467	25,143	1,046,791

Total comprehensive income	$5,188,712	$5,125,198	$15,401,312	$14,633,629

Earnings per share : basic and diluted	$102.8	$101.6	$307.5	$271.9

Weighted average number of shares
outstanding :
Basic and diluted	50,000	49,968	50,000	49,968

See the accompanying notes to condensed consolidated financial statements

Ingenious Paragon Global Limited
Condensed Consolidated Balance Sheets
As of September 30, 2009 and December 31, 2008
(Stated in US Dollars)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$12,572,912	$1,265,184
Restricted cash	3,227,300	1,228,011
Trade receivables, net	26,219,135	20,976,203
Amounts due from related companies - Note 11	4,350,763	4,658,061
Other receivables, prepayments and deposits	3,114,088	1,252,527
Inventories - Note 6	9,890,298	6,425,765
Deferred taxes	60,164	60,164

Total current assets	59,434,660	35,865,915
Goodwill - Note 7	107,968	107,968
Other intangible assets - Note 7	697,454	786,049
Property, plant and equipment, net - Note 8	12,241,489	12,413,274
Land use rights - Note 9	15,412,073	15,667,168
Deposit for acquisition of property, plant and equipment	277,231	299,325
Deferred taxes	686,257	674,649

TOTAL ASSETS	$88,857,132	$65,814,348

See the accompanying notes to condensed consolidated financial statements

Ingenious Paragon Global Limited
Condensed Consolidated Balance Sheets (Cont’d)
As of September 30, 2009 and December 31, 2008
(Stated in US Dollars)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$19,309,515	$15,007,291
Bills payable	4,125,962	1,448,293
Other payables and accrued expenses	5,158,341	3,230,577
Amounts due to directors - Note 10	712,803	1,270,929
Amounts due to related companies - Note 11	43,738	126,440
Income tax payable	657,106	954,666
Secured bank loans - Note 12	9,310,427	10,291,005
Other loans - Note 13	1,639,650	2,432,139
Retirement benefits costs	65,218	89,016

Total current liabilities	41,022,760	34,850,356

Secured long-term bank loans - Note 12	3,643,118	2,200,500
Retirement benefit costs	206,876	180,426

TOTAL LIABILITIES	44,872,754	37,231,282

COMMITMENTS AND CONTINGENCIES - Note 14

STOCKHOLDERS’ EQUITY
Common stock : par value $1 per share
Authorized 50,000 shares in 2009 and 2008;
50,000 shares issued and outstanding in 2009 and 2008 - Note 15	50,000	50,000
Additional paid-in capital	9,578,632	9,578,632
Statutory and other reserves	1,431,174	1,431,174
Accumulated other comprehensive income	2,078,091	2,052,948
Retained earnings	30,846,481	15,470,312

TOTAL STOCKHOLDERS’ EQUITY	43,984,378	28,583,066

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$88,857,132	$65,814,348

See the accompanying notes to condensed consolidated financial statements

Ingenious Paragon Global Limited
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2009 and 2008
(Unaudited)
(Stated in US Dollars)

	Nine months ended September 30
	(Unaudited)
	2009	2008

Cash flows from operating activities
Net income	$15,376,169	$13,586,838
Adjustments to reconcile net income to net cash
provided by operating activities :-
Depreciation	520,261	468,320
Loss on disposal of property, plant and equipment	306	-
Amortization of intangible assets	88,718	149,124
Amortization of land use rights	255,933	249,277
Deferred taxes	(11,601)	59,759
Changes in operating assets and liabilities :-
Trade receivables	(5,239,365)	(5,061,487)
Bills receivables	-	(50,277)
Other receivables, prepayments and deposits	(1,878,603)	(965,773)
Inventories	(3,441,351)	3,018,809
Trade payables	4,299,693	5,372,277
Amounts due from related companies	50,715	255,613
Other payables and accrued expenses	1,947,673	817,880
Bills payable	2,675,682	(572,541)
Restricted cash	(1,997,748)	486,640
Retirement benefit costs	2,650	(12,900)
Income tax payable	(297,343)	1,561

Net cash flows provided by operating activities	$12,351,789	$17,803,120

See the accompanying notes to condensed consolidated financial statements

Ingenious Paragon Global Limited
Condensed Consolidated Statements of Cash Flows (Cont’d)
For the nine months ended September 30, 2009 and 2008
(Unaudited)
(Stated in US Dollars)

	Nine months ended September 30
	(Unaudited)
	2009	2008

Cash flows from investing activities
Payments to acquire and for deposit for acquisition of
property, plant and equipment	$(337,228)	$(623,219)
Proceeds from sales of property, plant and equipment	407	-
Cash received from acquisition of Hefeng	-	631,828
Repayment from (advance to) related companies	513,457	(359,466)

Net cash flows provided by (used in) investing activities	176,636	(350,857)

Cash flows from financing activities
(Repayment) advance from related companies	(339,840)	245,375
Proceeds from issue of common stock by Baicaotang Medicine	-	17,569
Dividend paid to former stockholders of Baicaotang Medicine	-	(6,940,000)
Repayment to directors	(558,006)	(3,219,090)
Proceeds from bank loans	9,232,962	7,782,289
Repayment of bank loans	(8,771,050)	(8,585,317)
Proceeds from other loans	-	724,007
Repayment of other loans	(791,968)	(1,483,837)

Net cash flows used in financing activities	(1,227,902)	(11,459,004)

Effect of foreign currency translation on cash and cash equivalents	7,205	221,405

Net decrease in cash and cash equivalents	11,307,728	6,214,664

Cash and cash equivalents - beginning of period	1,265,184	519,736

Cash and cash equivalents - end of period	$12,572,912	$6,734,400

Supplemental disclosures for cash flow information :-
Cash paid for :
Interest	$1,053,134	$963,106
Income taxes	$5,059,082	$3,772,775

See the accompanying notes to condensed consolidated financial statements

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

1.	Corporate information

(a)           Corporate information

(i)
Ingenious Paragon Global Limited (the “Company”) was incorporated in the British Virgin Islands (the “BVI”) on May 29, 2008 as a limited liability company with authorized, issued and paid up capital of $50,000, divided into 50,000 common shares of $1 par value each.  The 50,000 common shares are held by Zhang Xiao Yan and the directors of the Company are Tang Hui Tian, Li Jing Hua, Jiang You Ru, Liu Chun Lin, Wei Wen De and Wang Bang Fu.  The principal activity of the Company is investment holding.

(ii)
Forever Well Asia Pacific Ltd. (“Forever Well”) was incorporated in Hong Kong on January 10, 2008 as a limited liability company with authorized, issued and paid up capital of HK$10,000, divided into 10,000 common shares of HK$1 par value each.  The principal activity of Forever Well is investment holding.  Before the acquisition by the Company as stated in Note 1(b)(ii), the 10,000 common shares were held by Yue Ping Ki and its directors were Zheng Zhi Wen, who is also the director of the Company, and Hong Han Xin.

(iii)
Baicaotang Medicine Ltd. (“Baicaotang Medicine”) was established on April 3, 1986 in the People’s Republic of China (the “PRC”) as a State-Owned Enterprise.  On June 20, 2001, Baicaotang Medicine was transformed into a joint stock enterprise through management buyout by certain of its management and employees. On December 29, 2007, the company was transformed into a limited company.  Baicaotang Medicine is engaged in the distribution of drugs in the PRC.  Before the acquisition by Forever Well as stated in Note 1(b)(iii), the registered and paid up capital was RMB10,000,000 which were held as to 23.83% by Tang Hui Tian, 13.44% by Li Jing Hua, 10.81% by Wei Wen De, 6.81% by Jiang You Ru, 6.81% by Liu Chun Lin and 6.81% by Wang Bang Fu, who are also the directors of the Company and Baicaotang Medicine. The remaining 31.49% were held by nine stockholders, who are the employees of Baicaotang Medicine.

(iv)
Guangxi Lizhou Baicaotang Medicine (Retail Chain) Ltd. (“Baicaotang Retail”) is a wholly owned subsidiary of Baicaotang Medicine and was established on October 30, 2001 with registered and paid up capital of RMB300,000.  Baicaotang Retail is engaged in the retail of drugs in the PRC.

(v)
Guangxi Hefeng Pharmaceutical Co Ltd. (“Hefeng”) was established on September 18, 2000 with registered and paid up capital of RMB5,000,000.  Hefeng is engaged in the production and sale of drugs for healing of hepatitis, cough, parkinson’s disease in the PRC.  On December 31, 2007, Baicaotang Medicine entered into an agreement with Li Jing Hua to acquire his entire interest in Hefeng at a consideration of RMB36,340,064 (equivalent to $4,982,223), which was satisfied by issuance of 13.44% shares of Baicaotang Medicine.  The acquisition was completed on January 2, 2008, which is the date Baicaotang Medicine obtained the control over Hefeng by appointing directors into the board of directors of Hefeng.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

1.           Corporate information (Cont’d)

(b)           Reorganization

To rationalize the group structure, the Company, Forever Well, Baicaotang Medicine and Baicaotang Retail reorganized their group structure (the “Reorganization”) as follows :-

(i)
Due to certain regulatory restrictions on a wholly owned foreign enterprise or its wholly owned subsidiary to hold over 50% equity interest in any PRC company which operates more than 30 drug stores in the PRC (the “Drug Stores Restrictions”), Baicaotang Medicine sold its 51% equity interest in Baicaotang Retail to Liuzhou Baicaotang Property Management Company Ltd. (“Baicaotang Property”), of which the directors of the Company are the controlling stockholders of Baicaotang Property, at a consideration of RMB153,000 on April 1, 2008. Afterwards, Baicaotang Property pledged its 51% equity interest in Baicaotang Retail to Baicaotang Medicine to secure a loan, amounted to RMB153,000, granted by Baicaotang Medicine to Baicaotang Property up to December 31, 2015 for the acquisition of 51% equity interest in Baicaotang Retail.  According to Repurchase Agreement dated July 31, 2008, Baicaotang Medicine was entitled a preemptive right to repurchase the 51% equity interest in Baicaotang Retail from Baicaotang Property up to the earlier of December 31, 2017 or the removal of the Drug Stores Restrictions.  Before the execution of the preemptive right by Baicaotang Medicine, the rights and obligations as a stockholder of the 51% equity interest in Baicaotang Retail are still vested in Baicaotang Medicine and the appointment of the board of directors and management is controlled by Baicaotang Medicine. On February 25, 2009, Baicaotang Retail increased its registered capital by RMB2,700,000 to RMB3,000,000.

(ii)	On June 30, 2008, the Company acquired entire equity interest in Forever Well at a cash consideration of HK$10,000, which is the issued and fully paid up capital of Forever Well.

(iii)
On March 28, 2008, Forever Well entered into an agreement with the stockholders of Baicaotang Medicine to acquire their entire equity interest in Baicaotang Medicine at a cash consideration of RMB10,000,000, which is the registered and fully paid up capital of Baicaotang Medicine.  The acquisition was completed on August 4, 2008.

(iv)
On July 21, 2008, Zhang Xiao Yan entered into an Earn-in Agreement with the stockholders of Baicaotang Medicine of which the stockholders of Baicaotang Medicine are given the rights to acquire all the issued common shares of the Company.

Upon the completion of Reorganization on August 4, 2008, the Company, Forever Well, Baicaotang Medicine, Baicaotang Retail and Hefeng are under common control of Tang Hui Tian, Li Jing Hua, Wei Wen De, Jiang You Ru, Liu Chun Lin and Wang Bang Fu, who are the directors of the Company and Baicaotang Medicine.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

2.              Basis of presentation

Before and immediately after the completion of Reorganization, the Company, Forever Well, Baicaotang Medicine, Baicaotang Retail and Hefeng are under the common control of Tang Hui Tian, Li Jing Hua, Wei Wen De, Jiang You Ru, Liu Chun Lin and Wang Bang Fu.  Accordingly, except for Hefeng, accounting for recapitalization is adopted for the preparation of condensed consolidated financial statements to present the combined results of operations and financial position of the Company and Forever Well, Baicaotang Medicine and Baicaotang Retail as if the current group structure, which means that Forever Well, Baicaotang Medicine and Baicaotang Retail are wholly owned subsidiaries of the Company, had been in existence at the beginning of the reporting period.  The 13.44% equity interest of Baicaotang Medicine transferred for the acquisition of Hefeng was accounted for as 13.44% of issued $50,000 common stock of the Company, amounted to $6,720 with $4,975,503 recorded in additional paid in capital during the year ended December 31, 2008.  Purchase accounting was adopted to reflect the post-acquisition results of Hefeng, which was acquired by Baicaotang Medicine on January 2, 2008, in these condensed consolidated financial statements of the Company.

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, and necessary for a fair statement of the results for the three-month and six-month periods have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes for each of the three years in the period ended December 31, 2008.

3.	Summary of significant accounting policies

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company, Forever Well, Baicaotang Medicine, Hefeng and Baicaotang Retail.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, trade receivables and amounts due form related companies.  As of September 30, 2009, substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.           Summary of significant accounting policies (Cont’d)

Concentrations of credit risk (Cont’d)

During the period ended September 30, 2009, no customers were identified with 10% or more of the Company’s consolidated sales and no customers asset for 10% or more of the Company’s trade receivables.

Fair value of financial instruments

The Company adopted ASC 820 (previously Statement of Financial Accounting Standards (“SFAS”) No. 157) on January 1, 2008. The adoption of ASC 820 did not materially impact the Company’s financial position, results of operations or cash flows.

ASC 825 requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which fair value option was not elected. Except for secured borrowings disclosed as below, the carrying amounts of the financial assets and liabilities approximate to their fair values due to short maturities or the applicable interest rates approximate the current market rates :-

	As of September 30, 2009		As of December 31, 2008
	(Unaudited)		(Audited)
	Carrying amount	Fair value	Carrying amount	Fair value

Bank loans	$12,953,545	$12,977,187	$12,491,505	$12,395,892

The fair values of secured bank loans are estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Recently issued accounting pronouncements

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

As a result of our implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable. In the current quarter financial statements, we will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

Noncontrolling Interests (Included in amended Topic ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements”, an amendment of ARB No. 51). The amended topic establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. We adopted the amended topic on January 1, 2009. The adoption of this amended topic has no material effect on the Company’s financial statements.

Business Combinations (Included in amended Topic ASC 805 “Business Combinations”, previously SFAS No. 141(R)). This ASC guidance addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The adoption of this amended topic has no material impact on the Company’s financial statements.

Intangibles-Goodwill and Other (Included in amended Topic ASC 350”, previously FASB staff position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets). The amended topic amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. The amended topic is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The adoption of this amended topic has no material effect on the Company's financial statements.

Business Combinations (Included in amended Topic ASC 805, previously FSP No. 141R-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”). Amended topic ASC 805 amends the requirements for the provisions in FASB Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The amended topic eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and instead carries forward most of the provisions for acquired contingencies. The amended topic is effective for contingent assets and contingent liabilities acquired. The management is in the process of evaluating the impact of adopting this amended topic on the Company’s financial statements.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.              Summary of significant accounting policies (cont’d)

Recently issued accounting pronouncements (cont’d)

Fair Value Measurements and Disclosures (Included in amended Topic ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”.) The amended topic clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset. If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value. The amended topic identifies factors to be considered when determining whether or not a market is inactive. The amended topic would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively. The adoption of this amended topic has no material effect on the Company's financial statements.

Investments - Debt and Equity Securities - Overall - Transition and Open Effective Date Information (Included in amended Topic ASC 320, previously FASB Staff Position No. 115-2 and Statement of Financial Accounting Standards No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”). The amended topic amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to the credit and noncredit components of impaired debt securities that are not expected to be sold. In addition, increased disclosures are required for both debt and equity securities regarding expected cash flows, credit losses, and securities with unrealized losses. The adoption of this amended topic has no material impact on the Company’s financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in amended Topic ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1). This guidance requires that the fair value disclosures required for all financial instruments be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. The amended topic was effective for interim periods ending after September 15, 2009. The adoption of this amended topic has no material impact on the Company’s financial statements.

Subsequent Events (Included in amended Topic ASC 855 “Subsequent Events”, previously SFAS No. 165). The amended topic establishes accounting and disclosure requirements for subsequent events. The amended topic details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events. We adopted this amended topic effective June 1, 2009.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

Accounting for Transfers of Financial Assets (included in amended Topic ASC 860 “Transfers and Servicing”, previously SFAS No. 166, “Accounting for Transfers of Financial Assets - an Amendment of FASB Statement No. 140.”). The amended topic addresses information a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, the amended topic removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010. The management is in the process of evaluating the impact of adopting this amended topic on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (included in amended Topic ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). The amended topic require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. The amended topic also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010. The management is in the process of evaluating the impact of adopting this amended topic on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures. This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities. Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05. ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009. The management is in the process of evaluating the impact of adopting this ASC update on the Company’s financial statements.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

3.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASC update on the Company’s financial statements.

4.          Finance costs
	Three months ended		Nine months ended
	September 30		September 30
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Bank and other loans interest	$455,092	$311,565	$1,015,342	$963,106
Interest on amount due to a
director – Li Jing Hua	12,598	-	37,792	-
Bank charges	1,718	1,191	16,039	3,125
Finance charges from retirement
benefits costs	20,350	6,022	20,350	22,205
Others	-	-	1,407	-

	$489,758	$318,778	$1,090,930	$988,436

5.	Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, are not subject to income taxes.

Hong Kong

Forever Well is subject to the Hong Kong Profits tax at tax rate of 16.5% (2008 : 16.5%).  No provision for the Hong Kong Profits tax has been made as the Company had no taxable income in this jurisdiction since its incorporation.

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

5.           Income taxes (Cont’d)

PRC

Corporate income tax (“CIT”) to Baicaotang Medicine, Baicaotang Retail, was charged at 33%, of which 30% is for national tax and 3% is for local tax, of the assessable profits before 2008.  The PRC’s legislative body, the National People’s Congress, adopted the unified CIT Law on March 16, 2007.  This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008.  Under the new tax law, a unified income tax rates is set at 25% for both domestic enterprises and foreign-invested enterprises.  However, there is a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities.  Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the CIT Law.  Enterprises that are currently entitled to exemptions for a fixed term will continue to enjoy such treatment until the exemption term expires.  Preferential tax treatment will continue to be granted to industries and projects that qualify for such preferential treatments under the new tax law. Accordingly, Baicaotang Medicine, Baicaotang Retail was subject to tax rate of 25% starting from fiscal year 2008.

In accordance with the Circular of the State Council on Policies and Measures Pertaining to the Development of the Western Region (“DOWR”), the companies are entitled to preferential rate of 15% if it is engaged in the projects listed in Guiding Catalogue and the revenue derived from it account for the amount over 70% of their principal in total.  As Hefeng met this DOWR requirement, it was approved by the tax authority and was granted a preferential tax rate of 15% for the fiscal year from 2003 to 2010.  From the fiscal year 2011, Hefeng will be subject to CIT at rate of 25% under the new tax law.

6.          Inventories

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Raw materials	$785,465	$509,394
Work-in-progress	150,977	119,680
Finished goods	8,953,856	5,796,691

	$9,890,298	$6,425,765

Ingenious Paragon Global Limited
Notes to Condensed Consolidated Financial Statements
(Unaudited)
(Stated in US Dollars)

7.     Goodwill and other intangible assets
	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Goodwill - Acquisition of Hefeng	$107,968	$107,968

Other intangible assets :-
Pharmaceutical licenses	$799,197	$799,197
Customers contracts	90,729	90,729
Trademarks and patents	99,892	99,892

	989,818	989,818
Accumulated amortization	(292,364)	(203,769)

Net	$697,454	$786,049

8.          Property, plant and equipment, net

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Costs :-
Buildings	$12,331,630	$12,091,574
Plant and machinery	989,026	985,613
Furniture, fixtures and equipment	669,396	640,922
Motor vehicles	363,207	334,466

	14,353,259	14,052,575
Accumulated depreciation	(2,462,823)	(1,932,154)
Construction in progress	351,053	292,853

Net	$12,241,489	$12,413,274

(i)	Pledged property, plant and equipment

As of September 30, 2009, certain property, plant and equipment with aggregate net book value of $10,597,850 was pledged to bank to secure general banking facilities (Note 12(d)(i)).

(ii)	Construction in progress

Construction in progress mainly represents expenditures in respect of the construction of a new production line and improving the manufacturing process.

9.     Land use rights

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Land use rights	$17,445,818	$17,445,819
Accumulated amortization	(2,033,745)	(1,778,651)

	$15,412,073	$15,667,168

As of September 30, 2009, land use rights with carrying amount of $8,375,111 was pledged to bank for the bank loans granted to the Company (Note 12(d)(ii)).

10.        Amounts due to directors

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Li Jing Hua – interest bearing at 0.68% per month	$586,564	$-
Others – non interest bearing	126,239	1,270,929

	$712,803	$1,270,929

All amounts are unsecured and repayable on demand.

11.	Amounts due from/to related companies

The related companies are controlled by certain Company’s directors collectively inclusive of Tang Hui Tian. These amounts are interest-free, unsecured and repayable on demand.

12.        Secured bank loans

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Short-term loans, Note 12(a)	$7,070,940	$8,935,497
Current maturities of long-term bank loans	2,239,487	1,355,508

	9,310,427	10,291,005

Long-term bank loans - Note 12(b)	5,882,605	3,556,008
Less : current maturities	(2,239,487)	(1,355,508)

	$3,643,118	$2,200,500

12.	Secured bank loans (Cont’d)

(a)	The weighted average interest rate for short-term loans as of September 30, 2009 and December 31, 2008 were 7.14% and 10.96% per annum respectively.

(b)
Except for a loan of $1,580,280 as of September 30, 2009 which was interest bearing at 130% of the benchmark rate in the PRC, equivalent to 7.722% per annum as of September 30, 2009, the remaining balance as of September 30, 2009 and the balance as of December 31, 2008 were interest bearing at fixed rates ranging from 5.58% to 7.02% and 5.58% to 9.855% per annum respectively.

(c)	As of September 30, 2009, the Company’s banking facilities were composed of the following :-

Facilities granted	Granted	Amount utilized	Unused

Secured bank loans	$12,953,545	$12,953,545	$-

(d)	As of September 30, 2009, the above bank loans were secured by the following :-

(i)	Property, plant and equipment with carrying value of $10,597,850 (Note 8);

(ii)	Land use rights with carrying value of $8,375,111 (Note 9);

(iii)	Guarantees executed by related companies which are collectively controlled by certain of the Company’s directors; and

(iv)	Buildings and land use right owned by a related company which is controlled by certain of the Company’s directors.

During the reporting periods, there was no covenant requirement under the banking facilities granted to the Company.

Long-term borrowings are repayable as follows:-

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Within one year	$2,239,487	$1,355,508
After one year but within two years	69,384	1,026,900
After two years but within three years	3,375,605	1,173,600
After three years but within four years	80,758	-
After four years but within five years	87,127	-
Over five years	30,244	-

	$5,882,605	$3,556,008

13.        Other loans
	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Interest bearing at fixed rate of 0.2667% per month
- staff	$576,139	$638,145
- third parties	1,063,511	1,793,994

	$1,639,650	$2,432,139

All the other loans are unsecured and repayable on demand.

14.	Commitments and contingencies

(a)	Capital commitment

As of September 30, 2009, the Company had capital commitments amounting to $176,684 in respect of the acquisition of property, plant and equipment which were contracted but not provided for in the financial statements.

(b)	Operating lease arrangements

As of September 30, 2009, the Company had non-cancelable operating leases for its retail shops.  The leases will expire by December, 2015 and the expected payment is $323,134.

The rental expense relating to the operating leases was $227,280 and $174,588 for the nine months ended September 30, 2009 and 2008 respectively.

15.	Common stock

The Company was incorporated in the BVI on May 29, 2008 as a limited liability company with authorized, issued and fully paid capital of $50,000, divided into 50,000 common shares of $1 par value each.

The common stock presented in these condensed consolidated financial statements reflects the Reorganization of the Company as if the current group structure, which means that Forever Well, Baicaotang Medicine and Baicaotang Retail are wholly owned subsidiaries of the Company, had been in existence at the beginning of the reporting period.  The increases in paid up capital of Baicaotang Medicine, including 13.44% equity interest transferred for the acquisition of Hefeng as stated in Note 2 and increase in paid up capital in form cash contribution, were accounted for as their respective proportion of increases based on $50,000 issued and fully paid capital of the Company with remaining balances recorded in additional paid in capital.

16.	Defined contribution plan

Pursuant to the relevant PRC regulations, the Company is required to make contributions at a rate of 30.5% of employees’ salaries and wages to a defined contribution retirement scheme organized by a state-sponsored social insurance plan in respect of the retirement benefits for the Company’s employees in the PRC.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the condensed consolidated statements of income.  The Company contributed $369,610 and $250,619 for the nine months ended September 30, 2009 and 2008 respectively.

17.	Segment information

The Company uses the “management approach” in determining reportable operating segments.  The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments.  Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of wholesales, retail and manufacturing and operating results of the Company and, as such, the Company has determined that the Company has three operating segments as defined by ASC 280 (previously SFAS 131), “Disclosures about Segments of an Enterprise and Related Information”: wholesales, retail and manufacturing.

	Wholesales Nine months ended September 30, (Unaudited)		Retail Nine months ended September 30, (Unaudited		Manufacturing Nine months ended September 30, (Unaudited)		Eliminations Nine months ended September 30, (Unaudited)		Total Nine months ended September 30, (Unaudited)
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008

Revenue from external customers	$70,772,780	$58,153,296	$22,352,150	$21,531,048	$6,348,515	$5,803,685	$-	$-	$99,473,445	$85,515,029
Revenue from inter-segment	17,949,744	12,283,620	-	-	-	-	(17,949,744)	(12,283,620)	-	-
Total revenue	88,722,524	70,436,916	22,352,150	21,531,048	6,348,515	5,830,685	(17,949,744)	(12,283,620)	99,473,445	85,515,029
Interest income	38,152	25,821	26,575	2,466	1,175	526	-	-	65,902	28,813
Interest expenses	816,119	736,626	47,218	7,821	189,797	218,659	-	-	1,053,134	963,106
Amortization	227,352	222,368	-	-	117,299	176,033	-	-	344,651	398,401
Depreciation	202,212	167,280	2,209	2,495	315,840	298,545	-	-	520,261	468,320
Segment profit	12,157,657	10,540,330	5,239,154	4,426,820	2,755,086	2,639,316	-	-	20,151,897	17,606,466
Expenditure for segment assets	$53,966	$149,081	$7,643	$187	$275,628	$479,906	$-	$-	$337,237	$629,174

	Wholesales Three months ended September 30, (Unaudited)		Retail Three months ended September 30, (Unaudited)		Manufacturing Three months ended September 30, (Unaudited)		Eliminations Three months ended September 30, (Unaudited)		Total Three months ended September 30, (Unaudited)
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008

Revenue from external customers	$23,033,227	$22,510,073	$8,583,721	$7,528,264	$2,250,243	$2,264,322	$-	$-	$33,867,191	$32,329,659
Revenue from inter-segment	7,530,351	1,882,070	-	-	-	-	(7,530,351)	(1,882,070)	-	-
Total revenue	30,563,578	24,392,143	8,583,721	7,528,264	2,250,243	2,264,322	(7,530,351)	(1,882,070)	33,867,191	32,329,659
Interest income	29,722	7,489	26,246	1,630	843	258	-	-	56,811	9,377
Interest expenses	375,365	230,844	26,376	2,580	65,949	78,141	-	-	467,690	311,565
Amortization	75,784	75,691	-	-	40,088	60,092	-	-	115,872	135,783
Depreciation	87,885	57,940	982	849	98,443	101,984	-	-	187,310	160,773
Segment profit	3,928,155	3,584,250	1,972,704	1,530,799	985,518	1,046,659	-	-	6,886,377	6,161,708
Expenditure for segment assets	$28,920	$12,094	$3,861	$187	$102,947	$18,128	$-	$-	$135,728	$30,409

	Wholesales		Retail		Manufacturing		Total
	September 30, 2009	December 31, 2008	September 30, 2009	December 31, 2008	September 30, 2009	December 31, 2008	September 30, 2009	December 31,2008
	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)

Segment assets	$62,521,559	$51,226,243	$11,646,235	$1,984,571	$14,686,555	$12,586,520	$88,854,349	$65,797,334

17.	Segment information (Cont’d)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	Three months ended		Nine months ended
	September 30		September 30
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Total consolidated revenue	$33,867,191	$32,329,659	$99,473,445	$85,515,029

Total profit for reportable
segments	$6,886,377	$6,161,708	$20,151,897	$17,606,466
Unallocated amounts relating to
operations:
Administrative expenses	(12,745)	-	(24,745)	-
Finance costs	(136)	(785)	(2,242)	(785)

Income before income taxes	$6,873,496	$6,160,923	$20,124,910	$17,605,681

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)

Assets

Total assets for reportable segments	$88,854,349	$65,797,334
Cash and cash equivalents	2,783	16,671
Other receivables	-	343

	$88,857,132	$65,814,348

All of the Company’s long-lived assets and revenues classified based on the customers are located in the PRC.

18.            Related party transactions

Apart from the transactions as disclosed in notes 4, 10, 11 and 12 to the financial statements, certain Company’s directors are able to significantly influence the Company’s operations and have interest in the following related companies :-

		Three months ended		Nine months ended
Related party	Type of	September 30		September 30
relationship	transactions	(Unaudited)		(Unaudited)
		2009	2008	2009	2008

Related companies	Sales	$431,032	$448,637	$1,466,629	$1,999,375

Former stockholders of Baicaotang Medicine	Dividend declared	$-	$6,940,000	$-	$6,940,000

19.            Subsequent events

(i)
The Company implemented ASC 855. This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of ASC 855 did not impact our financial position or results of operations. The Company evaluated all events or transactions that occurred after September 30, 2009 up through December 31, 2009, the date these financial statements were issued. During this period the Company did not have any material recognizable subsequent events.

(ii)
On December 23, 2009, the shareholders of Ingenious entered into a Share Exchange Agreement with Purden Lake Resource Corp. (“Purden”), a corporation incorporated in Delaware of United States, of which Purden agreed to acquire 100% of the issued and outstanding common shares of Ingenious by issuance of 32,000,000 shares of the Purden’s common stock, par value $0.001 per share.